EXHIBIT 10.2

SECURED CONVERTIBLE PROMISSORY NOTE

TWO MILLION

July 1st, 2004

($2,000,000.00)

Fort Lauderdale, Florida

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE RESOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

XSTREAM BEVERAGE GROUP, INC., a Nevada corporation, (the “XStream”), and BEVERAGE NETWORK OF MARYLAND, INC. , Florida corporation (“BNMD”), XStream and BNMD (jointly the “Company”) for value received promises to pay to MASTER DISTRIBUTORS, INC.(“Holder”), or permitted assigns, the principal sum of TWO MILLION DOLLARS (U.S. $2,000,000.00) pursuant to the following terms and conditions:

Commencing October 1, 2004 and continuing thereafter on the first day of each month (the “Payment Date”) for a period of 60 months or such shorter period of time as this obligation shall remain outstanding, the Company shall pay to Holder the sum of $38,665.60, representing payment of principal and interest at the rate of 6% per annum and a five year amortization period.

Said monthly payment is subject to adjustment in the event of any prepayment of the outstanding principal balance or any adjustment in the total amount due under this Promissory Note.

Any sum due on a Payment Date shall be payable in the form of cash or shares of Common Stock of Xstream Beverage Group, Inc. at the Holder’s sole discretion. Payment of principal and interest shall be made at the offices of the Holder in Maryland at 1505, Kirchner Lane, Gambrills, MD 21054. The number of shares of Common Stock shall be determined as provided below. Such shares shall be mailed to the registered owner of this Note at the address appearing on the books of the Company.

1.

Conversion of Note and Payment of Interest. The holder of this Note may at any time following the execution of this Promissory Note, file with the Company a Notice of Conversion (which shall be the date upon which the Notice of Conversion in the form attached hereto is received by the Company ) to convert any sum otherwise due on a Payment Date or any principal amount otherwise due under this Note, provided the minimum conversion shall be $25,000 into the Company’s Common Stock at the conversion price. The Holder may convert this obligation into shares of common stock of Xstream Beverage Group, Inc. (“Xstream”), the parent company of Total Beverage Network of Maryland. The conversion price shall be $0.26 per share. The number of shares to be received upon such conversion shall be determined by dividing the principal of the Note as represented on the Notice of Conversion through the effective date of the conversion by the Conversion Price, provided that a minimum of $25,000 must be converted upon any such conversion or any lesser amount remaining held by the Holder upon conversion.

To convert this Note in its entire remaining balance , the holder hereof must surrender this Note at the office of the Company, together with a written Notice of Conversion in the form annexed to this Note, properly filled out and executed by the holder hereof. If the Holder elects to convert a portion of the amount hereunder, then the outstanding principal balance shall be adjusted accordingly. If shares of Common Stock issuable upon such conversion are to be registered in the name of anyone other than the registered holder of this Note, such Notice of Conversion shall be accompanied by a written instrument of transfer in a form satisfactory to the Company, properly completed and executed together with such other documents as shall be reasonably requested by the Company. Facsimile copies of such documents will be accepted by the Company, provided that the originally executed documents are provided to the Company within five (5) business days after the Company has received such facsimile copies.

If any interest shall be paid on the Note in shares of stock when such Note is not being converted pursuant to the terms hereof, such interest shall be computed and converted into shares of common stock in the same manner and fashion as any conversion of principal.

2.

Right of Repayment. The Company shall have the right to pre-pay this Note, in whole or in part, in cash , at any time, by following the procedure set forth in this paragraph.

The Company may redeem or prepay the Note prior to maturity as follows: The Company shall pay the face value of the Note plus all accrued interest at the date of prepayment or redemption. Upon electing to prepay any portion of the outstanding Note, the Company shall notify the holder of this Note in writing of this election. This notice shall state (a) the Company has elected to pre-pay all of the outstanding Notes on this issue; and (b) the date such prepayment will occur which shall be not less than ten (10) days from the date of the notice (the “Prepayment Date”).

If the Note has not been converted by the Prepayment Date, (a) the holder of this Note shall promptly tender this Note to the Company upon receipt of the principal of this Note in cash or Common Stock (if payment in common stock has been elected by Holder) and the accrued interest on this Note in cash or Common Stock, as provided above.

Notwithstanding the foregoing, the Holder, in his sole and absolute discretion, may within ten (10) days of receipt of any payment notice advise the Company that the Holder will exercise the Holder’s right to convert that payment to shares of common stock of Xstream at the Conversion Price

3.

Adjustments to Conversion. If Xstream is recapitalized, or effects a stock split or reverse stock split, provisions shall be made as part of the terms of the recapitalization, stock split or reverse stock split, so that the holder of this Note may receive, in lieu of the Common Stock otherwise issuable to the holder upon conversion or payment of this Note, at the same conversion ratio, the same amount of securities as may be distributable upon the recapitalization, stock split or reverse stock split with respect to the common stock into which this Note is convertible, and provided further that any reasonable determination regarding such adjustment by the Company’s Board of Directors shall be deemed final and binding on the holder hereof.

4.

Adjustment in Principal Due and Owing. This Convertible Note is being executed together with an Asset Purchase and Sale Agreement a copy of which is attached hereto and whose terms are incorporated by reference. In the event that as a result of any discrepancies in the audited and unaudited financial statements of the Holder which result in an offset of the Convertible Promissory Note, then in that event, the outstanding principal balance of this obligation shall be adjusted pursuant to the terms and conditions of the Asset Purchase and Sale Agreement.

5.

Fractional Shares. In lieu of issuing any fraction of a share upon the conversion of this Note, Xstream shall pay to the holder of this Note, for any fraction of a share otherwise issuable upon the conversion, cash equal to the same fraction of the then current per share Conversion Price.

6.

Covenants of Company. The Company covenants and agrees that, so long as the Note shall be outstanding, it will:

(i)

Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)

Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and comply with all laws applicable to the Company as its counsel may advise;

(iii)

At all times keep true and correct books, records and accounts;

(iv)

At all items reserve for issuance and delivery upon any conversion of this Note and the payment of interest thereon all shares of the Company’s Common Stock receivable by the Holder upon any such conversion and payment; and

(v)

In the event of any occurrences requiring an adjustment, adjust the shares of Common Stock issuable upon any conversion of this Note in an appropriate and fair manner in accordance with the provisions of this Note.

7.

Events of Default. Payment of the principal and interest due under this Note shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

(i)

Default in the payment of the principal and accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise, provided however, no default shall be deemed to have occurred if payment is received within five days of any due date or the Company has satisfied any written notice of Default within five days of receipt of notice from Holder.

(ii)

Other than a payment default pursuant to 7(i) above, default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 30 days after written notice, specifying such default, shall be given to the Company by the Holder of the Note.

(iii)

Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property.

(iv)

Admission in writing of the Company’s inability to pay its debts as they mature.

(v)

General assignment by the Company for the benefit of creditors.

(vi)

Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

(vii)

Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 120 days.

The Company agrees that the notice of the occurrence of any event of default will be promptly given to the holder at his or her registered address by Certified Mail. In case any one or more of the events of default specified above shall happen and be continuing, the Holder may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may deem appropriate.

8.

Registered Owner. The Company may treat the person or persons whose name or names appear on this Note as the absolute owner or owners of this Note for the purpose of receiving payment of the principal and interest due on this Note and for all other purposes.

9.

Security. The Holder may, file a U.C.C. -1 covering the assets conveyed by the Holder to the Company. Any such filing shall be inferior in rank and priority to any U.C.C. filing made for and on behalf of the Laurus Master Fund, Ltd., or its designated assignees. No recourse shall be had for payment of any principal or interest hereon against any shareholder, officer, director or employee of the Company, either directly or through the Company.

10.

Securities Laws. The holder of this Note understands that this Note and the shares underlying this Note are not registered under the Securities Act of 1933, as amended, or any state securities laws. The holder of this Note agrees not to sell this Note or the shares of Common Stock except pursuant to an effective registration pertaining to the Note or the shares of Common Stock or pursuant to an exemption from registration under such laws. Notwithstanding the foregoing, the Holder shall be entitled to transfer the Note to its principal shareholders or members of their respective families.

11.

Miscellaneous.

(i)

No remedy herein enumerated is intended to be exclusive of any other remedy allowed by law, but each and every remedy shall be cumulative and in addition to every other remedy herein enumerated or allowed by law.

(ii)

No failure or delay to exercise any right or power or any partial exercise, accruing upon any default hereunder shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein.

(iii)

This Note and all rights, benefits, powers and obligations hereof shall inure to the benefit and shall bind, respectively, the successors and assigns of the Holder and the Company.

(iv)

In the event any part of this Note shall be invalid or unenforceable for any reason, then such invalid or unenforceable part or parts shall be deemed and held to be separate and severable, and the remainder of this Note shall continue in full force and full effect.

(v)

This Agreement shall be interpreted pursuant to the laws of the state of Florida with jurisdiction for any dispute in Broward County, Florida.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Note, and in the case of loss, destruction or mutilation upon receipt by the Company of a reasonably satisfactory indemnification, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, and the Note so lost, stolen, destroyed, or mutilated shall not be at any time enforceable by anyone.

IN WITNESS WHEREOF, the Company has signed this Note this 1st day of July, 2004.

XSTREAM BEVERAGE GROUP, INC.

__________________________________________

Barry Willson, vice chairman

BEVERAGE NETWORK OF MARYLAND, INC.

__________________________________________

Barry Willson, vice chairman

NOTICE OF CONVERSION

The undersigned, the holder of Note issued by XSTREAM BEVERAGE GROUIP, INC. hereby elects to convert the Note into shares of common stock of Xstream Beverage Group, Inc. effective as of the date the Company receives this Notice pursuant to Paragraph 1 (Conversion) of such Note.

The number of shares to be received by this Conversion Notice has been calculated pursuant to the attached schedule.

Please send a certificate for the appropriate number of shares of common stock in the Company to the undersigned at:

________________________________________

Print Name of Holder

________________________________________

Signature of Authorized Person

Date: __________________________________

PLEASE SEND THIS FORM BY FACSIMILE TRANSMISSION TO THE COMPANY AT (954) 598-7996. WITH THE ORIGINALLY SIGNED FORM SENT BY U.S. MAIL TO THE COMPANY. THE EFFECTIVE DATE FOR CONVERSION SHALL BE THE DATE ON WHICH THE COMPANY RECEIVES EITHER THE FACSIMILE COPY OR THE ORIGINAL FORM, WHICHEVER IS RECEIVED FIRST.